UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant	[X]
Filed by a Party other than Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement.
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Rule 14a-12.

CHARMING SHOPPES, INC.
 (Name of registration as specified in its charter)

Payment of Filing Fee (Check the appropriate box)
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	1.	Title of each class of securities to which transaction applies:

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	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

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	4.	Date Filed:

PROXY COMMUNICATION STATEMENT:

On April 2, 2008, Charming Shoppes, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2008 Annual Meeting of Shareholders of Charming Shoppes, Inc., and began the process of mailing the definitive proxy statement and a GOLD proxy card to shareholders.  Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement as it contains important information.  Shareholders may obtain an additional copy of Charming Shoppes’ definitive proxy statement and any other documents filed by Charming Shoppes with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at Charming Shoppes’ website at http://www.charmingshoppes.com. In addition, copies of Charming Shoppes’ proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at charming@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ definitive proxy statement filed with SEC on April 2, 2008.

FOR IMMEDIATE RELEASE

CHARMING SHOPPES COMMENTS ON GLASS LEWIS REPORT

INDEPENDENT PROXY ADVISOR REJECTS
DISSIDENT GROUP’S TWO HEDGE FUND NOMINEES

Bensalem, PA, April 24, 2008 – Charming Shoppes, Inc. (Nasdaq: CHRS) today announced that Glass Lewis & Co. has recommended that shareholders reject Arnaud Ajdler and Robert Frankfurt, the two hedge fund director candidates nominated by the Crescendo Partners and Myca Partners hedge funds, for election to Charming Shoppes’ Board of Directors at the Company’s 2008 Annual Meeting of Shareholders.

Charming Shoppes today issued the following statement:

“We are pleased that Glass Lewis recommended that shareholders not support the dissident group’s two hedge fund nominees, Ajdler and Frankfurt, neither of whom has any relevant retail or management experience.

“The principals of the Crescendo and Myca hedge funds – as they have done at other publicly-traded companies – are advocating a risky and imprudent short-term financial reengineering scheme at Charming Shoppes with the goal of leveraging up the Company and buying back stock.  These hedge funds have still not advocated any new ideas to navigate the Company through the current economic environment or create long-term shareholder value.

“We believe, however, that Glass Lewis missed the mark with respect to the dissident group’s third nominee, Michael Appel.  We think Glass Lewis is simply wrong to equate the qualifications of Appel with those of Charming Shoppes’ directors.  Appel’s retail experience has been primarily limited to small companies in restructuring or Chapter 11.  Furthermore, Appel has no experience as a senior executive of a public company and no Board experience.  On the other hand, Charming Shoppes’ directors are highly skilled in public company leadership, retail, marketing, operating, finance, accounting, governance and overall executive management – all areas that are critical to the continued success of this Company.

“Importantly, Charming Shoppes’ directors and management team know how to manage successfully through challenging retail and economic environments.  As Glass Lewis noted in its report, Charming Shoppes ‘has recently taken actions that we believe will be beneficial for the Company and its shareholders, including substantial restructuring efforts and tying a significant portion of the CEO’s compensation to performance.’”*

* Permission to use quotation was neither sought nor obtained.

Charming Shoppes recommends that all shareholders support its Board of Directors and reject all of the dissident group’s nominees. It is important to remember that only the latest dated validly executed and timely received proxy counts in a contested election such as this. Vote today by telephone or internet to be sure your proxy is received in time to be counted.  Follow the simple voting instructions contained on the GOLD proxy card or contact MacKenzie Partners, Inc., which is assisting the Company in this matter, toll-free at (800) 322-2885 or charming@mackenziepartners.com.

Shareholders are urged to vote only Charming Shoppes’s GOLD proxy card and to throw away the dissident group’s white proxy card. If shareholders have previously voted a white card, even to withhold their vote from the dissident group’s nominees, they are urged to please take the time today to vote the GOLD proxy card.

At February 2, 2008, Charming Shoppes, Inc. operated 2,409 retail stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), CATHERINES PLUS SIZES(R), LANE BRYANT OUTLET(R), PETITE SOPHISTICATE(R) and PETITE SOPHISTICATE OUTLET(R). Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes' Crosstown Traders: Lane Bryant Woman, Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's. Please visit http://www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

Forward-Looking Language

This press release contains certain forward-looking statements concerning the Company’s operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to effectively implement the Company’s plans for consolidation of the Catherines Plus Sizes brand, a new organizational structure and enhancements in the Company’s merchandise and marketing, the failure to generate a positive response to the Company’s new Lane Bryant catalog and the Lane Bryant credit card program, the failure to implement the Company’s business plan for increased profitability and growth in the Company’s retail stores and direct-to-consumer segments, the failure to successfully implement the Company’s expansion of Cacique through new store formats, the failure of changes in management to achieve improvement in the Company’s competitive position, the failure to successfully implement the Company’s integration of operations of, and the business plan for, Crosstown Traders, Inc., adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company’s centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Additional Information

On April 2, 2008, Charming Shoppes, Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2008 Annual Meeting of Shareholders of Charming Shoppes, Inc., and began the process of mailing the definitive proxy statement and a GOLD proxy card to shareholders. Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement as it contains important information. Shareholders may obtain an additional copy of Charming Shoppes’ definitive proxy statement and any other documents filed by Charming Shoppes with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at Charming Shoppes’ website http://www.charmingshoppes.com. In addition, copies of Charming Shoppes’ proxy materials may be requested at no charge by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or via email at charming@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ definitive proxy statement filed with SEC on April 2, 2008.

# # #

CONTACT:

Gayle M. Coolick
Charming Shoppes, Inc.
Director of Investor Relations
(215) 638-6955

Steven R. Wishner
Charming Shoppes, Inc.
Senior Vice President,
Finance, Strategy & Business Development
(215) 633-4899
Dan Burch / Jeanne Carr MacKenzie Partners, Inc. (212) 929-5500 Matthew Sherman / Jen Friedman Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449